Exhibit D

JOINT FILING STATEMENT

I, the undersigned, hereby express my agreement that the attached Schedule 13D (and any amendments thereto) relating to the Common Stock of Celator Pharmaceuticals, Inc. is filed on behalf of each of the undersigned.

Dated: May 9, 2013

VALENCE LIFE SCIENCES GP II, LLC		CDK ASSOCIATES LLC

		By:	Caxton Corporation,
By:	/s/ Eric W. Roberts		its Manager
Name: Eric W. Roberts
Title: Managing Member
		By:	/s/ Heath Weisberg
Name: Heath Weisberg
Title: Chief Compliance Officer

VALENCE ADVANTAGE LIFE SCIENCES FUND II, L.P.		CAXTON CORPORATION

By:	Valence Life Sciences GP II, LLC,
its General Partner
		By:	/s/ Heath Weisberg
Name: Heath Weisberg
By:	/s/ Eric W. Roberts		Title: Chief Compliance Officer
Name: Eric W. Roberts
Title: Managing Member

VALENCE ADVANTAGE LIFE SCIENCES SIDE FUND II, L.P.		BRUCE KOVNER

By:	Valence Life Sciences GP II, LLC,
its General Partner
/s/ Heath Weisberg
Name: Heath Weisberg
By:	/s/ Eric W. Roberts		Title: Attorney-in-Fact
Name: Eric W. Roberts
Title: Managing Member